Exhibit (a)(1)(C)
                                                             -----------------

                         NOTICE OF GUARANTEED DELIVERY

                                      for

                    Tender of Shares of Voting Common Stock

                                      of

                            RARE MEDIUM GROUP, INC.

   This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer if certificates evidencing shares of voting common stock, $0.01 par value per share (the "Common Stock"), of Rare Medium Group, Inc., a Delaware corporation ("Rare Medium"), are not immediately available, or if the procedure for book-entry transfer described in the Offer to Purchase dated March 13, 2003 and the related Letter of Transmittal which, as amended or supplemented from time to time, together constitute the offer, cannot be completed on a timely basis or time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal, to reach the Depositary prior to the Expiration Date, as defined in the Offer to Purchase.

   This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.


                       The Depositary for the Offer is:

                    American Stock Transfer & Trust Company

         By Mail:                          By Hand or Overnight Delivery:

      59 Maiden Lane                            59 Maiden Lane
 New York, New York 10038                   New York, New York 10038
      (800) 937-5449                            (800) 937-5449

                                 By Facsimile:

                       (For Eligible Institutions Only)
                                (718) 234-5001

                          For Confirmation Telephone:

                                (800) 937-5449

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO RARE MEDIUM OR THE INFORMATION AGENT WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO DTC WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

   THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, THE SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.



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   Ladies and Gentlemen:

   The undersigned tenders to Rare Medium's at the price of $1.00 per share, upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

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   Number of shares of Common Stock to be tendered: _____ shares of Common Stock
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                                   ODD LOTS

   To be completed ONLY if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. By checking one of the two boxes below, the undersigned is tendering shares at the purchase price per share of $1.00 and either (check one box):

|_| is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

|_| is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of those shares.

                              CONDITIONAL TENDER

   A tendering stockholder may condition his or her tender of shares upon Rare Medium purchasing a specified minimum number of the shares tendered, all as described in the Offer to Purchase, particularly in Section 6. Unless at least the minimum number of shares you indicate below is purchased by Rare Medium pursuant to the terms of the offer, none of the shares tendered by you will be purchased. It is the tendering stockholder's responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

|_| Minimum number of shares that must be purchased, if any are purchased: __________ shares.


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Name(s) of Record Holder(s):___________________________________________________
                                          (Please Type or Print)

Certificate No(s).:____________________________________________________________

Address:_______________________________________________________________________
                              (Include Zip Code)

Daytime Area Code and Telephone Number:________________________________________

If shares will be delivered by book-entry transfer, provide the following information:___________________________________________________________________

Account Number:________________________________________________________________

Date:__________________________________________________________________________

Signature(s):__________________________________________________________________

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                                   GUARANTEE
                   (Not to be used for signature guarantee)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), guarantees the delivery to the Depositary of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Depositary's account at DTC, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, all within three business days of this date.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing shares to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to the Eligible Institution.


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_______________________________        _________________________________
      Name of Firm                          Authorized Signature

_______________________________        _________________________________
             Address                               Title

_______________________________         Name:___________________________
             Zip Code                         (Please Type or Print)

Area Code and Tel. No._________         Dated:__________________________

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NOTE:  DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.  CERTIFICATES
       FOR SHARES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.



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